Exhibit 10.1






                                CREDIT AGREEMENT

                         dated as of February 27, 1998,

                                  by and among

                            RICHFOOD HOLDINGS, INC.,

                                  as Borrower,

                         the Lenders referred to herein,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,

                                  CRESTAR BANK,
                              as Syndication Agent,

                                       and

                             SUNTRUST BANK, ATLANTA,
                             as Documentation Agent







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                                TABLE OF CONTENTS
ARTICLE 1           DEFINITIONS...................................................................................1
   Section 1.1      Definitions...................................................................................1
   Section 1.2      General......................................................................................12
   Section 1.3      Other Definitions and Provisions.............................................................12

ARTICLE 2           REVOLVING CREDIT FACILITY....................................................................12
   Section 2.1      Revolving Credit Loans.......................................................................12
   Section 2.2      Procedure for Advances of Revolving Credit Loans.............................................12
   Section 2.3      Repayment of Revolving Credit Loans..........................................................13
   Section 2.4      Revolving Credit Notes.......................................................................14
   Section 2.5      Reduction of the Aggregate Revolving Credit Commitment.......................................14
   Section 2.6      Termination of Revolving Credit Facility.....................................................14
   Section 2.7      Use of Proceeds..............................................................................14

ARTICLE 3           GENERAL LOAN PROVISIONS......................................................................15
   Section 3.1      Interest.....................................................................................15
   Section 3.2      Notice and Manner of Conversion or Continuation of Loans.....................................17
   Section 3.3      Fees.........................................................................................18
   Section 3.4      Manner of Payment............................................................................19
   Section 3.5      Crediting of Payments and Proceeds...........................................................19
   Section 3.6      Adjustments..................................................................................19
   Section 3.7      Nature of Obligations of Lenders Regarding Extensions of Credit;
                    Assumption by the Administrative Agent.......................................................20
   Section 3.8      Changed Circumstances........................................................................20
   Section 3.9      Indemnity....................................................................................22
   Section 3.10     Capital Requirements.........................................................................22
   Section 3.11     Taxes........................................................................................23
   Section 3.12     Mitigation...................................................................................24
   Section 3.13     Replacement of Demanding Lender..............................................................25

ARTICLE 4           CLOSING; CONDITIONS OF CLOSING AND BORROWING.................................................25
   Section 4.1      Closing......................................................................................25
   Section 4.2      Conditions to Closing and Initial Extensions of Credit.......................................25
   Section 4.3      Conditions to All Loans and Letters of Credit................................................28

ARTICLE 5           REPRESENTATIONS AND WARRANTIES OF THE BORROWER...............................................28
   Section 5.1      Representations and Warranties...............................................................28
   Section 5.2      Survival of Representations and Warranties, Etc..............................................35

ARTICLE 6           FINANCIAL INFORMATION AND NOTICES............................................................35
   Section 6.1      Financial Statements and Projections.........................................................35
   Section 6.2      Officer's Compliance Certificate.............................................................36
   Section 6.3      Other Reports................................................................................36
   Section 6.4      Notice of Subsidiaries, Litigation and Other Matters. .......................................37
   Section 6.5      Accuracy of Information......................................................................38

ARTICLE 7           AFFIRMATIVE COVENANTS........................................................................38
   Section 7.1      Preservation of Corporate Existence and Related Matters......................................38
   Section 7.2      Maintenance of Property......................................................................38
   Section 7.3      Insurance....................................................................................38
   Section 7.4      Accounting Methods and Financial Records.....................................................39
   Section 7.5      Payment and Performance of Obligations.......................................................39
   Section 7.6      Compliance With Laws and Approvals...........................................................39
   Section 7.7      Environmental Laws...........................................................................39
   Section 7.8      Compliance with ERISA........................................................................40
   Section 7.9      Compliance With Agreements...................................................................40
   Section 7.10     Conduct of Business..........................................................................40
   Section 7.11     Visits and Inspections.......................................................................40
   Section 7.12     Year 2000 Compatibility......................................................................40
   Section 7.13     Further Assurances...........................................................................41

ARTICLE 8           FINANCIAL COVENANTS..........................................................................41
   Section 8.1      Leverage Ratio...............................................................................41
   Section 8.2      Fixed Charge Coverage Ratio..................................................................41

ARTICLE 9           NEGATIVE COVENANTS...........................................................................41
   Section 9.1      Limitations on Debt..........................................................................41
   Section 9.2      Intentionally Omitted........................................................................42
   Section 9.3      Limitations on Liens.........................................................................42
   Section 9.4      Limitations on Mergers and Liquidation.......................................................43
   Section 9.5      Limitations on Sale of Assets................................................................44
   Section 9.6      Prohibition against Limitations on Dividends and Distributions...............................44
   Section 9.7      Intentionally Omitted........................................................................44
   Section 9.8      Transactions with Affiliates.................................................................44
   Section 9.9      Certain Accounting Changes...................................................................45
   Section 9.10     Amendments; Payments and Prepayments of Subordinated Debt....................................45

ARTICLE 10          DEFAULT AND REMEDIES.........................................................................45
   Section 10.1     Events of Default............................................................................45
   Section 10.2     Remedies.....................................................................................47
   Section 10.3     Rights and Remedies Cumulative; Non-Waiver; etc..............................................48

ARTICLE 11          THE ADMINISTRATIVE AGENT.....................................................................48
   Section 11.1     Appointment..................................................................................48
   Section 11.2     Delegation of Duties.........................................................................48
   Section 11.3     Exculpatory Provisions.......................................................................49
   Section 11.4     Reliance by the Administrative Agent.........................................................49
   Section 11.5     Notice of Default............................................................................49
   Section 11.6     Non-Reliance on the Administrative Agent and Other Lenders...................................50
   Section 11.7     Indemnification..............................................................................50
   Section 11.8     The Administrative Agent in Its Individual Capacity..........................................51
   Section 11.9     Resignation of the Administrative Agent; Successor Administrative Agent......................51
   Section 11.10    Syndication Agent and Documentation Agent....................................................51

ARTICLE 12          MISCELLANEOUS................................................................................51
   Section 12.1     Notices......................................................................................51
   Section 12.2     Expenses; Indemnity..........................................................................53
   Section 12.3     Set-off......................................................................................53
   Section 12.4     Governing Law................................................................................53
   Section 12.5     Consent to Jurisdiction......................................................................54
   Section 12.6     Binding Arbitration; Waiver of Jury Trial....................................................54
   Section 12.7     Reversal of Payments.........................................................................55
   Section 12.8     Injunctive Relief; Punitive Damages..........................................................55
   Section 12.9     Accounting Matters...........................................................................55
   Section 12.10    Successors and Assigns; Participations.......................................................55
   Section 12.11    Amendments, Waivers and Consents.............................................................58
   Section 12.12    Performance of Duties........................................................................59
   Section 12.13    All Powers Coupled with Interest.............................................................59
   Section 12.14    Survival of Indemnities......................................................................59
   Section 12.15    Titles and Captions..........................................................................59
   Section 12.16    Severability of Provisions...................................................................59
   Section 12.17    Counterparts.................................................................................59
   Section 12.18    Term of Agreement............................................................................59



EXHIBITS

Exhibit A                  -        Form of Revolving Credit Note
Exhibit B                  -        Form of Notice of Revolving Credit Borrowing
Exhibit C                  -        Form of Notice of Account Designation
Exhibit D                  -        Form of Notice of Prepayment
Exhibit E                  -        Form of Notice of Conversion/Continuation
Exhibit F                  -        Form of Compliance Certificate
Exhibit G                  -        Form of Assignment and Acceptance

SCHEDULES

Schedule 1                 -        Lenders and Commitments
Schedule 5.1(a)            -        Jurisdictions of Organization and Qualification
Schedule 5.1(b)            -        Subsidiaries and Capitalization
Schedule 5.1(i)            -        Employee Benefit Plans
Schedule 5.1(l)            -        Material Contracts
Schedule 5.1(m)            -        Labor and Collective Bargaining Agreements
Schedule 5.1(t)            -        Debt and Guaranty Obligations
Schedule 9.3               -        Existing Liens
Schedule 9.6               -        Existing Restrictions on Dividends
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         CREDIT  AGREEMENT,  dated as of the 27th day of February,  1998, by and among RICHFOOD  HOLDINGS,  INC., a Virginia  corporation (the  "Borrower"),  the
Lenders who are or may become a party to this Agreement (the  "Lenders"),  FIRST
UNION  NATIONAL  BANK,  a  national  banking  association  (the  "Administrative
Agent"), as Administrative  Agent for the Lenders,  CRESTAR BANK, as Syndication
Agent, and SUNTRUST BANK, ATLANTA, as Documentation Agent.

                              STATEMENT OF PURPOSE


         The Borrower has requested that the Lenders extend, and the Lenders have agreed to extend, a certain credit facility to the Borrower on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Administrative   Agent"   means  First   Union  in  its   capacity  as
Administrative Agent hereunder,  and any successor thereto appointed pursuant to
Section 11.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1.

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such first Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agents" means the Administrative Agent, Crestar Bank as Syndication Agent and/or SunTrust Bank, Atlanta as Documentation Agent as the context may require.

         "Aggregate Revolving Credit Commitment" means the aggregate amount of the Lenders' Revolving Credit Commitments hereunder, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Revolving Credit Commitment shall be One Hundred Million Dollars ($100,000,000.00).

         "Agreement" means this Credit Agreement, as amended, restated or otherwise modified.

         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 3.1(c).

         "Assignment and Acceptance"  shall have the meaning assigned thereto in
Section 12.10.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).

         "Borrower" means Richfood Holdings, Inc. in its capacity as borrower hereunder.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Asset" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Change in Control" shall have the meaning assigned thereto in Section 10.1(i).

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Article 4 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Consolidated EBITDA" means, for any period and without duplication, the Consolidated net income of the Borrower and its Subsidiaries for such period plus the aggregate amount deducted in determining such Consolidated net income for such period with respect to interest, taxes, depreciation and amortization; provided that, in calculating Consolidated EBITDA for any period, (i) any Subsidiary acquired during such period shall be treated as if it were a Subsidiary for the entire period and (ii) any non-cash gains or losses resulting from the sale, conversion or other disposition of assets, any gains or losses resulting from the write-up or write-down of assets, any equity in the unremitted earnings of any company which is not a Wholly-Owned Subsidiary and any other non-cash extraordinary items shall be disregarded.

         "Consolidated EBITDAR" means, for any period and without duplication, the Consolidated net income of the Borrower and its Subsidiaries for such period plus the aggregate amount deducted in determining such Consolidated net income for such period with respect to interest, taxes, depreciation, amortization and net rent (including, without limitation, rent under synthetic and other structured leases); provided that, in calculating Consolidated EBITDAR for any period, (i) any Subsidiary acquired during such period shall be treated as if it were a Subsidiary for the entire period, and (ii) any non-cash gains or losses resulting from the sale, conversion or other disposition of assets, any gains or losses resulting from the write-up or write-down of assets, any equity in the unremitted earnings of any company which is not a Wholly-Owned Subsidiary and any other non-cash extraordinary items shall be disregarded.

         "Consolidated Fixed Charges" means, for any period and without duplication, the sum of the Consolidated interest expense (including, without limitation, the portion of any obligation under Capital Leases allocable to Consolidated interest expense in accordance with GAAP) of the Borrower and its Subsidiaries for such period, the Consolidated net rent expense (including, without limitation, rent expense under synthetic and other structured leases) of the Borrower and its Subsidiaries for such period, the Consolidated current maturities of long-term debt of the Borrower and its Subsidiaries as of the end of such period, and the Consolidated obligations of the Borrower and its Subsidiaries with respect to the principal components of payments under Capital Leases which were payable during such period.

         "Consolidated Funded Debt" means, at any date and without duplication, the sum of (i) the Consolidated Debt of the Borrower and its Subsidiaries of the types described in clauses (a), (b), (c) and (d) of the definition of Debt at such date (including current maturities of such Debt), and (ii) the aggregate implied principal amount of synthetic and other structured leases of the Borrower and its Subsidiaries at such date calculated in accordance with applicable Federal income tax laws and regulations.

         "Consolidated Net Tangible Assets" means, at any date and without duplication, the aggregate amount of assets of the Borrower and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Borrower and its Subsidiaries and computed in accordance with GAAP.

         "Debt" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business, (c) all obligations of any such Person as lessee with respect to the principal components of Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

         "Default" means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition would constitute an Event of Default.

         "Demanding Lender" shall have the meaning assigned thereto in Section 3.13.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Eligible Assignee" means, with respect to any assignment of the rights, interests and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof or under the laws of a country which is a member of the Organization for Economic Cooperation and Development, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or
(e) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Administrative Agent.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 10.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Existing Credit Facilities" means the following credit facilities of the Borrower and its Subsidiaries which will be refinanced with the proceeds of Loans made hereunder: (i) the credit facility described in the letter agreement dated February 20, 1996, as amended, between Market Funding, Inc. and Crestar Bank, and (ii) the credit facility evidenced by the Revolving Loan Promissory Note, dated December 4, 1995, made by Market Funding, Inc. to NationsBank, N.A.

         "Facility Fee Percentage"  shall have the meaning  assigned  thereto in
Section 3.3(b).

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank, a national banking association, and its successors.

         "Fiscal   Year"  means  the  fiscal  year  of  the   Borrower  and  its
Subsidiaries ending on the Saturday nearest April 30.

         "GAAP" means generally accepted accounting principles, as recognized from time to time by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other similar obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are found by a court of competent jurisdiction or by any Governmental Authority to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance of the type listed in any other part of this definition, or (g) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "Interest Period" shall have the meaning assigned thereto in Section 3.1(b).

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.10(b).

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Revolving Credit Loans.

         "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =               LIBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 3.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect upon (a) the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents, or (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents.

         "Material Contract" means (a) any multi-year supply agreement with a customer producing revenue in excess of $50,000,000 per year or any other contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $10,000,000 per year, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or is accruing an obligation to make contributions or has made or has accrued an obligation to make contributions within the preceding six years.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

         "Notice of Revolving Credit Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 3.2.

         "Notice of  Prepayment"  shall  have the  meaning  assigned  thereto in
Section 2.3(c).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving Credit Loans and (b) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, under or with respect to this Agreement, any Revolving Credit Note or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 6.2.

         "Other  Taxes"  shall  have the  meaning  assigned  thereto  in Section
3.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Register" shall have the meaning assigned thereto in Section 12.10(d).

         "Required Lenders" means, at any date, any combination of holders of 51% or more of the aggregate unpaid principal amount of the Revolving Credit Notes, or if no amounts are outstanding under the Revolving Credit Notes, any combination of Lenders whose Revolving Credit Commitment Percentages aggregate 51% or more.

         "Responsible Officer" means any of the following: the chief executive officer, chief financial officer or treasurer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

         "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name under Revolving Credit Commitment on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Revolving Credit Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Aggregate Revolving Credit Commitment of all of the Lenders.

         "Revolving Credit Extensions of Credit" means, as to any Lender at any time, an amount equal to the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding.

         "Revolving   Credit  Facility"  means  the  revolving  credit  facility established pursuant to Article 2.

         "Revolving Credit Loans" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

         "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrower payable to the order of the Lenders, each substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Loans of the Lenders, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals and extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

         "Revolving Credit Termination Date" means the earliest of the dates referred to in Section 2.6.

         "SEC" means the Securities and Exchange Commission or any successor agency.

         "Senior Debt Rating" means the senior debt rating assigned to the Borrower from time to time by S&P or, if no senior debt rating is so assigned, the corporate debt rating assigned to the Borrower from time to time by S&P.

         "Separate Revolving Credit Facility" means the revolving credit facility established pursuant to the separate Credit Agreement dated February 27, 1998, by and among the Borrower, the Lenders parties thereto, First Union as Administrative Agent, Crestar Bank as Syndication Agent and SunTrust Bank, Atlanta as Documentation Agent.

         "Significant Subsidiary" means (i) Richfood, Inc., Rotelle, Inc., SuperRite Corporation, SuperRite Foods, Inc. and Foodarama Incorporated, and
(ii) each other Subsidiary, whether now existing or hereafter formed or acquired, which now or at any time hereafter owns three percent (3%) or more of Consolidated Net Tangible Assets.
         "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., or any successor rating agency thereto.

         "Subordinated Debt" means the Debt described on Schedule 5.1(t) designated as Subordinated Debt and any other Debt of the Borrower or any Subsidiary the payment of which is subordinated to the payment to the Obligations.

         "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower. Notwithstanding the foregoing, the term "Subsidiary" shall not include any "Equity Store" or Person participating in the Business Development Program. For purposes of this definition, (a) "Equity Store" means a Person in which the Borrower or any of its Subsidiaries has invested capital or to which it has made loans in accordance with the business practice of the Borrower and its Subsidiaries of making equity investments in Persons, and making or guaranteeing loans to such Persons, for the purpose of assisting such Persons in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores and pursuant to which such Persons are permitted or required to reduce the Borrower's or the Subsidiary's equity interest to a minority position over time, and (b) "Business Development Program" means the business practice of the Borrower and its Subsidiaries of making or guaranteeing loans to, or making equity investments in, third parties engaged in the retail grocery business in exchange for long-term supply agreements with the Borrower or any Subsidiary.

         "Taxes" shall have the meaning assigned thereto in Section 3.11(a).

         "Termination Event" means any of the following events which results or is reasonably likely to result, either in any given instance or in the aggregate with one or more other such events, in a Material Adverse Effect or in liability of the Borrower or any Subsidiary in excess of $25,000,000: (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or
(e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "UCC"  means  the  Uniform   Commercial   Code  as  in  effect  in  the
Commonwealth of Virginia.

         "United States" means the United States of America.

         "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary (other than qualifying shares held by directors) are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         Section 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         Section 1.3       Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Revolving Credit Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                    ARTICLE 2
                            REVOLVING CREDIT FACILITY

         Section 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date to but excluding the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Revolving Credit Commitment and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower (after giving effect to any amount requested) shall not at any time exceed such Lender's Revolving Credit Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

         Section 2.2       Procedure for Advances of Revolving Credit Loans.

         (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Revolving Credit Borrowing") not later than 11:00 a.m. (Charlotte time) (i) at least one (1) Business Day before each Revolving Credit Loan which is initially to be a Base Rate Loan is to be made and (ii) at least three (3) Business Days before each Revolving Credit Loan which is initially to be a LIBOR Rate Loan is to be made, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Revolving Credit Commitment then available to the Borrower, or if less, (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether such Revolving Credit Loans are initially to be LIBOR Rate Loans or Base Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the initial Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Credit Borrowing received by the Administrative Agent.

         (b) Disbursement of Revolving Credit Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the
Administrative Agent's Office in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 3.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Revolving Credit Loan.

         Section 2.3       Repayment of Revolving Credit Loans.

         (a) Repayment Provisions. The Borrower shall repay the outstanding principal amount of all Revolving Credit Loans in full on the Revolving Credit Termination Date, together with all accrued but unpaid interest thereon.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the Aggregate Revolving Credit Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to
Section 3.9.

         (c) Optional Repayments. The Borrower may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, upon at least three
(3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit D (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9.

         (d) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.9.

         Section 2.4 Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

         Section 2.5     Reduction of the Aggregate Revolving Credit Commitment.

         (a) The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Aggregate Revolving Credit Commitment at any time or (ii) portions of the Aggregate Revolving Credit Commitment, from time to time, in an aggregate principal amount of $10,000,000 or any whole multiple of $5,000,000 in excess thereof.

         (b) Each permanent reduction permitted pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans after such reduction to the Aggregate Revolving Credit Commitment as so reduced. Any reduction of the Aggregate Revolving Credit Commitment to zero shall result in the termination of the Revolving Credit Facility. If the reduction of the Aggregate Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9.

         Section 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility shall terminate on the earliest of (a) February 26, 1999 (it being understood and agreed that such date may be extended for one or more successive periods of 364 days upon the request of the Borrower and with the written consent of each of the Lenders), (b) the date of termination by the Borrower pursuant to Section 2.5, and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a).

         Section 2.7 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Extensions of Credit (a) either directly by the Borrower or indirectly by intercompany advance to one or more of its Subsidiaries to finance the acquisition of substantially all of the assets of Farm Fresh, Inc., (b) to refinance certain existing indebtedness, (c) to finance the acquisition of Capital Assets and other permitted acquisitions, and (d) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions described herein.


                                    ARTICLE 3
                             GENERAL LOAN PROVISIONS

         Section 3.1       Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 3.1, at the election of the Borrower, the aggregate principal balance of the Revolving Credit Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below; provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Revolving Credit Borrowing is given pursuant to Section 2.2 and at the time a Notice of Conversion/Continuation is given pursuant to Section
3.2. Each Revolving Credit Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", and each Revolving Credit Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Revolving Credit Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 3.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such LIBOR Rate Loan, which Interest Period shall be a period of one (1), two (2), three
(3), or six (6) months; provided that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond the Revolving Credit Termination Date; and

                  (v) there shall be no more than five (5) Interest Periods outstanding at any time with respect to LIBOR Rate Loans.

         (c) Applicable Margin. The Applicable Margin provided for in Section 3.1(a) with respect to the Revolving Credit Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 4.2(e)(ii) and (ii) thereafter be determined by reference to the Senior Debt Rating of the Borrower in accordance with the following table:


           Senior Debt                Applicable Margin for Revolving
              Rating                          Credit Loans
           -----------                -------------------------------
                                      Base Rate +       LIBOR Rate +
                                      -----------       ------------

Higher than A-                            0%                  0.155%

Equal to or higher                        0%                   0.17%
than BBB+ but not
higher than A-

Equal to or higher                        0%                   0.21%
than BBB but lower
than BBB+

Equal to or higher                        0%                   0.25%
than BBB- but lower than BBB

Lower than BBB-                           0%                   0.34%

The Applicable Margin shall be automatically adjusted by the Administrative Agent on the fifth Business Day after the effective date of any change in the Senior Debt Rating of the Borrower which would cause a change in the Applicable Margin in accordance with the preceding table.

         (d) Default Rate. Subject to Section 10.3, at the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Revolving Credit Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing March 31, 1998; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Revolving Credit Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Revolving Credit Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         Section 3.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of the outstanding Revolving Credit Loans constituting Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of the outstanding Revolving Credit Loans constituting LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue any LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Revolving Credit Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Revolving Credit Loan is to be effective specifying (A) the Revolving Credit Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor,
(B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Revolving Credit Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         Section 3.3       Fees.

         (a) Revolving Credit Facility Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee relating to the Revolving Credit Facility at a rate per annum equal to the applicable Facility Fee Percentage as set forth below times the average daily Aggregate Revolving Credit Commitment. This facility fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter occurring prior to the Revolving Credit Termination Date commencing March 31, 1998, and on the Revolving Credit Termination Date. Each installment of this facility fee shall be equal to the product of (i) the average daily Aggregate Revolving
Credit Commitment during the applicable period, times (ii) the applicable Facility Fee Percentage on the day such installment is due, times (iii) a fraction the numerator of which is the number of days that elapse during the applicable period and the denominator of which is 360.

         (b) Facility Fee Percentages. The Facility Fee Percentages provided for in Section 3.3(a) (the "Facility Fee Percentage") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 4.2(e)(ii) and (ii) thereafter be determined by reference to the Senior Debt Rating of the Borrower in accordance with the following table:


                                                   Facility Fee
       Senior Debt                                  Percentage
          Rating                           for Revolving Credit Facility
       ------------                        -----------------------------
 Higher than A-                                         0.07%

 Equal to or higher                                     0.08%
 than BBB+ but not
 higher than A-

 Equal to or higher                                     0.09%
 than BBB but lower
 than BBB+

 Equal to or higher                                     0.10%
 than BBB- but lower
 than BBB

 Lower than BBB-                                        0.16%

The Facility Fee Percentage shall be automatically adjusted on the fifth Business Day after the effective day of any change in the Senior Debt Rating of the Borrower which would cause a change in the Facility Fee Percentage in accordance with the preceding table.

         (c) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Revolving Credit Loans and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Administrative Agent dated December 22, 1997.

         Section 3.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Revolving Credit Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Revolving Credit Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Revolving Credit Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Revolving Credit Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.8, 3.9, 3.10, 3.11 or 12.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

         Section 3.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.2, all payments received by the Lenders upon the Revolving Credit Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's fees then due and payable, then to all facility and other fees and commissions then due and payable, then to accrued and unpaid interest on the Revolving Credit Notes (pro rata in accordance with all such amounts due) and then to the principal amount of the Revolving Credit Notes.

         Section 3.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Revolving Credit Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, with respect to such other Lender's Revolving Credit Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Revolving Credit Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Revolving Credit Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         Section 3.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Revolving Credit Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's ratable portion of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's ratable portion of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 3.7 shall be conclusive, absent manifest error. If such Lender's ratable portion of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount not made available to the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its ratable portion of any Revolving Credit Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its ratable portion of such Revolving Credit Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its ratable portion of such Revolving Credit Loan available on the borrowing date.

         Section 3.8       Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period applicable to a LIBOR Rate Loan the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Revolving Credit Loan or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Revolving Credit Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Revolving Credit Note or any other amounts due under this Agreement with respect thereto (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement included in the calculation of the LIBOR Rate), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Revolving Credit Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under any of the Revolving Credit Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided that such Lender is generally imposing similar charges on its other similarly situated borrowers. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.8(c); provided that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct in the absence of manifest error.

         Section 3.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to such Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Revolving Credit Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Revolving Credit Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct in the absence of manifest error.

         Section 3.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Revolving Credit Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction, provided that such Lender is generally imposing similar charges on its other similarly situated borrowers. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         Section 3.11      Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Revolving Credit Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof, and (iii) in the case of each Lender, income and franchise taxes payable solely as a result of such Lender's failure to comply with Section 3.11(e) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in
Section 3.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Revolving Credit Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the
Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent, as the case may be, makes written demand therefor. In the event that the Borrower has indemnified a Lender or the Administrative Agent for the full amount of any Taxes or Other Taxes as required hereby, the Borrower shall have the right, at its sole cost and expense, to contest the validity of such Taxes or Other Taxes by appropriate proceedings, to seek a refund with respect thereto and to receive and retain any such refund obtained for its own account.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form
1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the payment in full of the Obligations and the termination of the Revolving Credit Commitments.

         Section 3.12 Mitigation. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to Sections 3.8(c), 3.10 or 3.11, then such Lender shall change the jurisdiction of its Lending Office if, in the judgment of such Lender, such change (i) will eliminate or, if it is not possible to eliminate, will reduce to the greatest extent possible any such additional amounts which may thereafter accrue, and (ii) is not otherwise disadvantageous to such Lender. In addition, any Lender claiming any indemnity payment or additional amounts pursuant to Sections 3.8(c), 3.10 or 3.11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         Section 3.13 Replacement of Demanding Lender. As long as no Default or Event of Default has occurred and is continuing, the Borrower may replace any Demanding Lender with one or more Eligible Assignees acceptable to the Administrative Agent (each, a "Replacement Lender"), in any case by giving written notice to the Demanding Lender and the Administrative Agent not more than thirty (30) days after the occurrence of the event which causes the applicable Demanding Lender to be a Demanding Lender. The replacement of the Demanding Lender shall be effective ten (10) Business Days following the date written notice of such replacement is given to the Demanding Lender and the Administrative Agent, subject to the satisfaction of the following conditions:
(A) the Demanding Lender and the Replacement Lender(s) shall have satisfied the conditions to assignment and assumption set forth in Section 12.10(b) (with all fees payable pursuant to Section 12.10(b) to be paid by the Borrower), and, in connection therewith, the Replacement Lender(s) shall have paid to the Demanding Lender an amount equal to the principal of and all accrued but unpaid interest on all outstanding Revolving Credit Loans of the Demanding Lender and all accrued but unpaid fees owing to the Demanding Lender pursuant to Section 3.3, and (B) the Borrower shall have paid to the Administrative Agent for the account of the Demanding Lender an amount equal to all other Obligations owing to the Demanding Lender. For purposes of this Agreement, a "Demanding Lender" is any Lender which has requested any indemnity payment or additional amounts pursuant to Sections 3.8(c), 3.10 or 3.11.

                                    ARTICLE 4
                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         Section 4.1 Closing. The closing shall take place at the offices of Mays & Valentine, L.L.P. at 10:00 a.m. on February 27, 1998, or on such other date as the parties hereto shall mutually agree.

         Section 4.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to enter into this Agreement and to make the initial Revolving Credit Loan is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. This Agreement and the Revolving Credit Notes shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

         (b)      Closing Certificates; etc.

                  (i) Officers' Certificate of the Borrower. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                  (ii) Certificate of Secretary of the Borrower. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is (A) a true and complete copy of the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the State Corporation Commission of Virginia; (B) a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification; (C) a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the extensions of credit contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and (D) a true and complete copy of each certificate required to be delivered pursuant to Section 4.2(b)(iii).

                  (iii) Certificates of Good Standing. To the extent requested by the Administrative Agent, the Administrative Agent shall have received a certificate of good standing of the Borrower and each of its Significant Subsidiaries as of a recent date from the appropriate Governmental Authority in its jurisdiction of incorporation and in each other jurisdiction where the Borrower is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that the Borrower and each of its Significant Subsidiaries has filed required tax returns and owes no delinquent taxes.

                  (iv) Opinion of Counsel. The Administrative Agent shall have received a favorable opinion of Hunton & Williams, counsel to the Borrower, addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent with respect to the Borrower, the Loan Documents and such other matters as the Lenders shall request.

                  (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 3.11(e).

         (c)      Consents; Defaults.

                  (i) Governmental and Third Party Approvals. The Borrower shall have obtained all approvals, authorizations and consents of any Governmental Authority, court or other Person required with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages with respect to, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (d) Existing Credit Facilities. The Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Existing Credit Facilities (other than the letters of credit issued by Crestar Bank which are reflected on Schedule 5.1(t) hereto and which will remain outstanding after the Closing Date) have been repaid in full and terminated or will be repaid in full and terminated upon the making of the initial Loans.

         (e)      Financial Matters.

                  (i) Financial Statements. The Administrative Agent shall have received the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries, all in form and substance reasonably satisfactory to the Administrative Agent.

                  (ii) Initial Calculations Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that attached thereto is a calculation of the Applicable Margin and the Facility Fee Percentage as of the Closing Date.

                  (iii) Payment at Closing; Fee Letter. The Borrower shall have paid the fees set forth or referenced in Section 3.3 which are due and payable on or before the Closing Date and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 3.3(c).

         (f)      Miscellaneous.

                  (i) Notice of Borrowing. The Administrative Agent shall have received from the Borrower a Notice of Revolving Credit Borrowing in accordance with Section 2.2(a) and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Revolving Credit Loans made after the Closing Date are to be disbursed.

                  (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) Due Diligence and Other Documents. The Borrower shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, certified by a Responsible Officer as a true and correct copy thereof.

         Section 4.3 Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Revolving Credit Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Revolving Credit Loan or after giving effect to the Revolving Credit Loans to be made on such date.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         Section 5.1 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Revolving Credit Loans, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

         (a) Organization; Power; Qualification. Each of the Borrower and its Significant Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and as hereafter proposed to be conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except in cases in which a failure to be so qualified and authorized in another jurisdiction would not in any given instance or in the aggregate have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are incorporated and qualified to do business as of the Closing Date are described on Schedule 5.1(a).

         (b) Ownership. Each Subsidiary of the Borrower as of the Closing Date is listed on Schedule 5.1(b). As of the Closing Date, each Subsidiary is a Wholly-Owned Subsidiary. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on Schedule 5.1(b).

         (c)  Authorization  of Agreement,  Loan  Documents and  Borrowing.  The
Borrower has the corporate right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by a duly authorized officer of the Borrower, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect affecting creditors' rights generally or by general equitable principles.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower of the Loan Documents in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, with the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of their respective properties may be bound or any Governmental Approval relating to the Borrower or any of its Subsidiaries, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in cases in which a failure to have such Governmental Approvals or to be in compliance therewith or with any other Applicable Laws would not in any given instance or in the aggregate have a Material Adverse Effect.

         (f) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, other than those which are not yet delinquent, those which are being contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings and for which the Borrower or such Subsidiary has established reserves as required by GAAP and those which, either in any given instance or in the aggregate, do not involve a potential tax liability in excess of $1,000,000. No Governmental Authority has asserted any Lien or other claim against the Borrower or any of its Subsidiaries with respect to unpaid taxes which has not been discharged or resolved, other than statutory liens for taxes not yet due and payable. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to any unpaid federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and each of its Subsidiaries are in the judgment of the Borrower adequate in accordance with GAAP. The Borrower does not anticipate any additional taxes or assessments in the aggregate for all such years which would be reasonably likely to cause or result in a Material Adverse Effect.

         (g) Intellectual Property Matters. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except in cases in which a failure to own or possess any such rights would not, in any instance or in the aggregate, have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any of its Subsidiaries is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except in cases in which any such revocation, termination or liability would not, in any instance or in the aggregate, have a Material Adverse Effect.

         (h)      Environmental Matters.

                  (i) To the best of the Borrower's knowledge, the properties of the Borrower and its Subsidiaries do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws, except in cases in which any such violation or liability is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any Subsidiary in excess of $25,000,000;

                  (ii) To the best of the Borrower's knowledge, such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, except in cases in which any failure to be in compliance is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any Subsidiary in excess of $25,000,000, and there is no contamination at, under or about such properties or such operations which could materially interfere with the continued operation of such properties or materially impair the fair saleable value thereof;

                  (iii) Neither the Borrower nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, nor does the Borrower or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened, except in cases in which the liability of the Borrower or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000;

                  (iv) Hazardous Materials have not been transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except in cases in which the liability of the Borrower or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations, except in cases in which the liability of the Borrower or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000; and

                  (vi) There has been no release, or to the best of the Borrower's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except in cases in which the liability of the Borrower or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000.

         (i)      ERISA.

                  (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan or Multiemployer Plan other than those identified on Schedule 5.1(i);

                  (ii) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired, and except in cases in which a failure to be in compliance is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any ERISA Affiliate in excess of $25,000,000. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan, except in cases in which such liability is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any ERISA Affiliate in excess of $25,000,000;

                  (iii) To the best of the Borrower's knowledge, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, except in cases in which the liability of the Borrower or any ERISA Affiliate, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000;

                  (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code, except in cases in which the liability of the Borrower or any ERISA Affiliate, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000;

                  (v) No Termination Event has occurred or, to the best of the Borrower's knowledge, is reasonably expected to occur; and

                  (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan (other than routine claims for benefits), except in cases in which the liability of the Borrower or any ERISA Affiliate, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000.

         (j) Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Revolving Credit Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

         (k) Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary is, or after giving effect to any Revolving Credit Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Schedule 5.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto. Other than as set forth on Schedule 5.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof as of the Closing Date. The Borrower and its Subsidiaries have made available to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 5.1(l) or any other Schedule hereto as of the Closing Date.

         (m) Employee Relations. As of the Closing Date, each of the Borrower and its Subsidiaries is not party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 5.1(m). The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of any of its Subsidiaries, except as disclosed on page 9 of the Borrower's Form 10-Q dated February 24, 1998, with respect to the West
Point, Pennsylvania Distribution Center and except for those which are not reasonably likely to have a Material Adverse Effect.

         (n) Burdensome Provisions. Neither the Borrower nor any Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) Financial Statements. The (i) Consolidated balance sheets of the Borrower and its Subsidiaries as of May 3, 1997, and the related statements of earnings, shareholders' equity and cash flows for the Fiscal Year then ended and
(ii) unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as of October 18, 1997, and related unaudited interim statements of earnings, shareholders' equity and cash flows for the period then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct in all material respects and fairly present in all material respects the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto in accordance with GAAP, except for those relating to the Borrower's agreement to acquire substantially all of the assets of Farm Fresh, Inc.

         (p) No Material Adverse Change. Since May 3, 1997, there has been no Material Adverse Change, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (q) Solvency. As of the Closing Date and after giving effect to each Revolving Credit Extension of Credit made hereunder, the Borrower and each of its Subsidiaries will be Solvent.

         (r) Titles to Properties. Each of the Borrower and its Significant Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its material personal property and assets, including, but not limited to, those reflected on the Consolidated balance sheets of the Borrower and its Subsidiaries described in Section 5.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to May 3, 1997, which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (s) Liens. None of the properties and assets of the Borrower or any Subsidiary is subject to any Lien, except Liens permitted by Section 9.3. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor, and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except financing statements filed to perfect those Liens permitted by Section 9.3 and financing statements filed with respect to operating leases or with respect to Debt which is no longer outstanding.

         (t) Debt and Guaranty Obligations. Schedule 5.1(t) is a complete and correct listing of all Debt and Guaranty Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $10,000,000. The Borrower and its Subsidiaries have performed and are in compliance in all material respects with all of the terms of (i) all Debt and Guaranty Obligations of the Borrower and its Subsidiaries in excess of $10,000,000 and all instruments and agreements relating thereto, and (ii) all synthetic and other structural leases the aggregate implied principal amount of which (calculated in accordance with applicable Federal income tax laws and regulations) is in excess of $10,000,000 and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Guaranty Obligation or any such synthetic or other structured lease.

         (u) Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority in which there is a reasonable possibility of an adverse decision and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         (v) Absence of Defaults. No event has occurred and is continuing which constitutes a Default or an Event of Default. As of the Closing Date, no event has occurred and is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary under any Material Contract or judgment, decree or order to which the Borrower or one or more its Subsidiaries is a party or by which the Borrower or one or more of its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or one or more of its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor, except in cases in which any such default or event of default would not, in any instance or in the aggregate, have a Material Adverse Effect.

         (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         Section 5.2  Survival  of  Representations  and  Warranties,  Etc.  All
representations and warranties set forth in this Article 5 and all representations and warranties contained in any certificate or any of the other Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any extension of credit hereunder.

                                    ARTICLE 6
                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full and all of the Revolving Credit Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11, the Borrower will furnish or cause to be furnished to the Administrative Agent and to each of the Lenders at its address as set forth on Schedule 1, or at such other office as may be designated by the Administrative Agent or any Lender from time to time:

         Section 6.1       Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower in each Fiscal Year, unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of earnings, shareholders' equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments; provided that the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10-Q filed with the SEC, but only as long as the financial statements contained in such quarterly report are substantially the same in content as the financial statements referred to above in this Section 6.1(a).

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, audited Consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of earnings, shareholders' equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm of national standing in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP; provided that the Borrower may deliver, in lieu of the foregoing, the annual report of the Borrower for such Fiscal Year on Form 10-K filed with the SEC, but only as long as the financial statements contained in such annual report are substantially the same in content as the financial statements referred to above in this Section 6.1(b).

         Section 6.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 6.1 (a) or (b), a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit F hereto (an "Officer's Compliance Certificate"), with the blanks therein appropriately completed.

         Section 6.3       Other Reports.

         (a) Promptly after the same become publicly available, copies of all periodic and other reports on Forms 10-K, 10-Q and 8-K and all definitive proxy statements filed by the Borrower or any Subsidiary with the SEC or any other documents distributed by the Borrower to its shareholders generally which contain information equivalent to that contained in such forms or proxy statements;

         (b) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent certified public accounting firm in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

         (c) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         Section 6.4 Notice of Subsidiaries, Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an executive officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the formation or acquisition of any Subsidiary which is, or on a pro forma basis is expected to be, a Significant Subsidiary;

         (b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary or any of their respective properties, assets or businesses in which there is a reasonable possibility of an adverse decision and which if adversely determined, could reasonably be expected to have a Material Adverse Effect;

         (c) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (d) any labor controversy that has resulted in, or is reasonably likely to result in, a strike or other work action against the Borrower or any Significant Subsidiary which is reasonably likely to have a material adverse effect on the operations of the Borrower or any Significant Subsidiary;

         (e) any attachment, judgment, nonconsensual lien, levy or order exceeding $10,000,000 that may be assessed against the Borrower or any Subsidiary;

         (f) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a material default or event of default by the Borrower or any Subsidiary under any Debt or Guaranty Obligation in excess of $10,000,000 or any Material Contract;

         (g) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer
Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (h) any  event  which  makes  any of the  representations  set forth in
Section 5.1 inaccurate in any material respect.

         Section 6.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article 6 or any other provision of this Agreement shall be, at the time the same is so furnished, complete and correct in all material respects based on the Borrower's knowledge thereof.

                                    ARTICLE 7
                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and all of the Revolving Credit Commitments terminated, unless consent has been obtained in the manner provided for in Section 12.11:

         Section 7.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, the Borrower will preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and the Borrower will qualify and remain qualified as a foreign corporation and authorized to do business in, and cause each of its Significant Subsidiaries to qualify and remain qualified as a foreign corporation and authorized to do business in, each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except in cases in which a failure to be so qualified and authorized in another jurisdiction would not in any given instance or in the aggregate have a Material Adverse Effect.

         Section 7.2 Maintenance of Property. The Borrower will protect and preserve, and cause each of its Significant Subsidiaries to protect and preserve, all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain, and cause each of its Significant Subsidiaries to maintain, in good working order and condition all buildings, equipment and other tangible real and personal property useful in and material to its business; and from time to time make or cause to be made, and cause each of its Significant Subsidiaries to make or cause to be made, all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 7.3 Insurance. The Borrower will maintain, and cause each of its Significant Subsidiaries to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is consistent with past practices of the Borrower and its Significant Subsidiaries and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter the Borrower will deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 7.4 Accounting Methods and Financial Records. The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting, and keep, and cause each of its Subsidiaries to keep, such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         Section 7.5 Payment and Performance of Obligations. The Borrower will pay and perform, and cause each of its Subsidiaries to perform, all Obligations, as applicable to them, under this Agreement and the other Loan Documents, and pay or perform, and cause each of its Subsidiaries to pay and perform, (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in excess of $10,000,000 in accordance with customary trade practices; provided that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 7.5 in good faith and by appropriate proceedings so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         Section 7.6 Compliance With Laws and Approvals. The Borrower will observe and remain in compliance with, and cause each of its Subsidiaries to observe and remain in compliance with, all Applicable Laws and maintain, and cause each of its Subsidiaries to maintain, in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except in cases in which a failure to observe and comply with Applicable Laws or a failure to maintain Governmental Approvals would not, in any given instance or in the aggregate, have a Material Adverse Effect.

         Section 7.7 Environmental Laws. In addition to and without limiting the generality of Section 7.6, the Borrower will (a) comply with and ensure such compliance by all tenants and subtenants, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in cases in which any failure to do so is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any Subsidiary in excess of $25,000,000, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding
Environmental   Laws,   and  (c)  defend,   indemnify   and  hold  harmless  the
Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, and the Borrower will cause each of its Subsidiaries to do and comply with all of the foregoing.

         Section 7.8 Compliance with ERISA. In addition to and without limiting the generality of Section 7.6, the Borrower will (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except in cases in which any failure to do so is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any Subsidiary in excess of $25,000,000, (b) not take any action or fail to take action the result of which could be a liability to the PBGC in excess of $25,000,000 or to a Multiemployer Plan in excess of $25,000,000, (c) not participate in any prohibited transaction that could result in any civil penalty in excess of $25,000,000 under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability in excess of $25,000,000 under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent, and the Borrower will cause each of its Subsidiaries to do and comply with all of the foregoing.

         Section 7.9 Compliance With Agreements. The Borrower will comply in all respects with, and cause each of its Subsidiaries to comply in all respects with, each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except in cases in which a failure so to comply would not, in any given instance or in the aggregate, have a Material Adverse Effect;

         Section 7.10 Conduct of Business. The Borrower and its Subsidiaries, considered as a whole, will continue to engage primarily in the wholesale and retail food distribution and logistics business and businesses reasonably related thereto.

         Section 7.11 Visits and Inspections. The Borrower will permit, and cause each of its Subsidiaries to permit, representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent certified public accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         Section 7.12 Year 2000 Compatibility. The Borrower will take all actions, and cause each of its Subsidiaries to take all actions, reasonably necessary to assure that the material computer based systems of the Borrower and its Subsidiaries are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrower shall provide reasonable assurances satisfactory to the Administrative Agent of the Year 2000 compatibility of the material computer based systems of the Borrower and its Subsidiaries..

         Section 7.13 Further Assurances. The Borrower will make, execute and deliver, and cause each of its Subsidiaries to make, execute and deliver, all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Revolving Credit Notes and the other Loan Documents.


                                    ARTICLE 8
                               FINANCIAL COVENANTS

         Until all of the Obligations have been paid and satisfied in full and all of the Revolving Credit Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11:

         Section 8.1 Leverage Ratio. The Borrower will maintain a ratio, measured as of the end of each of the first three fiscal quarters during each Fiscal Year and as of the end of each Fiscal Year, of Consolidated Funded Debt as of the date of measurement, to Consolidated EBITDA for the four-quarter period ending on the date of measurement, which is not greater than 3.0 to 1 at any time.

         Section 8.2 Fixed Charge Coverage Ratio. The Borrower will maintain a ratio, measured as of the end of each of the first three fiscal quarters during each Fiscal Year and as of the end of each Fiscal Year, of Consolidated EBITDAR for the four-quarter period ending on the date of measurement, to Consolidated Fixed Charges for such four-quarter period, which is not less than 1.5 to 1 at any time.

                                    ARTICLE 9
                               NEGATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and all of the Revolving Credit Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11:

         Section 9.1 Limitations on Debt. The Borrower will not create, incur, assume or suffer to exist any Debt which is senior in right of payment to the Obligations, or any other Debt if at the time of, or immediately upon giving effect to, the creation, incurrence, assumption or existence of such Debt a Default or an Event of Default exists or would exist (it being understood and agreed that the fact that Debt is secured by a Lien permitted by Section 9.3 shall not cause such Debt to be considered senior for purposes of this Section 9.1), and the Borrower will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt except:

         (a) Debt of any Subsidiary existing on the Closing Date and described on Schedule 5.1(t);

         (b)  Debt  of any  Subsidiary  owing  to  the  Borrower  or  any  other
Subsidiary;

         (c) Debt of any Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as the Debt remains the sole obligation of such Subsidiary and as long as the outstanding principal amount of such Debt is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of the Borrower;

         (d) Debt of any Subsidiary secured by a Lien permitted by Section 9.3, provided that such Debt does not exceed the value of the assets or property subject to such permitted Lien;

         (e) Debt constituting the renewal or refinancing of any Debt permitted by subsections (a), (b) or (c) above as long as the aggregate principal amount thereof is not increased; and

         (f) Debt of any Subsidiary not otherwise permitted by this Section 9.1 as long as the aggregate of all such Debt for all Subsidiaries at any time outstanding does not exceed ten percent (10%) of Consolidated Net Tangible Assets.

         Section 9.2       Intentionally Omitted.

         Section 9.3 Limitations on Liens. The Borrower will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens existing on the Closing Date and described on Schedule 9.3;

         (b) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (c) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

         (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of any material parcel of real property or impair the use thereof in the ordinary conduct of business;

         (f) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

         (g) Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as the outstanding principal amount of the Debt secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of the Borrower;

         (h) Liens on the property or assets of the Borrower or any Subsidiary securng Debt which is permitted under Section 9.1 and which is incurred to finance the acquisition of such property or assets; provided that (i) each such Lien shall be created substantially simultaneously with the acquisition of the related property or assets, (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt,
(iii) the principal amount of Debt secured by each such Lien is not increased and (iv) the principal amount of Debt secured by each such Lien shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired; and

         (i) Liens not otherwise permitted by this Section 9.3 as long as all of such Liens do not encumber property and assets which constitute more than five percent (5%) of Consolidated Net Tangible Assets; and

         (j) Any lien not otherwise permitted by this Section 9.3 as long as, prior to or contemporaneously with the creation, incurrence, assumption or existence of such Lien, the Borrower shall have taken all steps necessary to cause the Obligations to be secured by such Lien, equally and ratably based on amount of indebtedness with the other Debt and obligations secured thereby, to the satisfaction of the Administrative Agent and each of the Lenders.

         Section 9.4 Limitations on Mergers and Liquidation. The Borrower will not merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or permit any of its Significant Subsidiaries to merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:

         (a) the Borrower or a Significant Subsidiary may merge with another Person if (i) such Person is organized under the laws of the United States or one of its states, (ii) the Borrower or the Significant Subsidiary, as the case may be, is the corporation surviving such merger, and (iii) immediately prior to and after giving effect to such merger no Default or Event of Default exists or would exist;

         (b) any Wholly-Owned Significant Subsidiary of the Borrower may merge into the Borrower or any other Wholly-Owned Subsidiary of the Borrower; and

         (c)  any  Wholly-Owned  Significant  Subsidiary  of  the  Borrower  may
liquidate,   wind-up  or  dissolve   itself  into  the  Borrower  or  any  other
Wholly-Owned Subsidiary of the Borrower.

         Section 9.5 Limitations on Sale of Assets. The Borrower will not convey, sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to convey, sell, lease, assign, transfer or otherwise dispose of:

         (a) all or substantially all of the property, business or assets of the Borrower and its Subsidiaries on a Consolidated basis;

         (b) any of its property, business or assets if such transaction would reasonably be expected to have a Material Adverse Effect; or

         (c) any of its property, business or assets if immediately prior to or after giving effect to such transaction a Default or an Event of Default exists or would exist.

         Section 9.6 Prohibition against Limitations on Dividends and Distributions. The Borrower will not permit any Subsidiary to agree to, incur, assume or suffer to exist any restriction, limitation or other encumbrance (by covenant or otherwise) on the ability of such Subsidiary to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) except:

         (a) Restrictions and limitations existing on the Closing Date and described on Schedule 9.6;

         (b) Restrictions and limitations applicable to a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as no such restriction or limitation is made more restrictive after the date such Subsidiary becomes a Subsidiary of the Borrower; and

         (c) Other restrictions and limitations which are not material either individually or in the aggregate.

         Section 9.7       Intentionally Omitted.

         Section 9.8 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, other than (i) loans or advances to customers of the Borrower and its Subsidiaries in the ordinary course of business which are arm's length, and (ii) any other loan or advance or assumption that would not cause the aggregate amount of all such loans and advances and assumed notes and advances to exceed $5,000,000, or (b) enter into, or be a party to, any subcontract of any operations or other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate and except for transactions which are not material either individually or in the aggregate. Nothing contained in this Section 9.8 shall prohibit the Borrower or any Subsidiary which has obtained an ownership interest in a customer in connection with a loan or credit workout to provide non-standard payment or other terms to such customer or otherwise to do business with such customer in the ordinary course of business.

         Section 9.9 Certain Accounting Changes. The Borrower will not change its Fiscal Year end in order to avoid a Default or an Event of Default or if a Material Adverse Effect would result therefrom, and the Borrower will not make any change in its accounting treatment and reporting practices except as required by GAAP.

         Section 9.10 Amendments; Payments and Prepayments of Subordinated Debt. At any time after the occurrence of a Default or an Event of Default and during the continuance thereof, the Borrower will not, and will not permit any of its Subsidiaries to, amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

                                   ARTICLE 10
                              DEFAULT AND REMEDIES

         Section 10.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Revolving Credit Loan or Revolving Credit Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Revolving Credit Loan or Revolving Credit Note or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Articles 8 or 9 of this Agreement.

         (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

         (f) Hedging Agreement. Any termination payment shall be due by the Borrower under any Hedging Agreement to which any Lender is a party and such amount is not paid within thirty (30) Business Days of the due date thereof.

         (g) Debt  Cross-Default.  The Borrower or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than the Revolving Credit Notes) the aggregate outstanding amount of which Debt is in excess of $10,000,000 (including, without limitation, Debt under the Separate Revolving Credit Facility) beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, (ii) default in the payment of any amount due under a synthetic or other structured lease the aggregate implied principal amount of which lease calculated in accordance with applicable Federal income tax laws and regulations is in excess of $10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such lease was created, or (iii) default in the observance or performance of any other agreement or condition relating to any such Debt or any such lease or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or such lease (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt or any such lease to become due prior to its stated maturity (any such notice having been given and any applicable grace period having expired).

         (h)      Intentionally Omitted.

         (i) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of thirty percent (30%) or more of the common stock or thirty percent (30%) or more of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $10,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt provided for therein (any such event, a "Change in Control").

         (j) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Subsidiary in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing.

         (m) Termination  Event. The occurrence of any of the following  events:
(i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, except in cases in which a failure to make such payment is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any ERISA Affiliate in excess of $25,000,000,
(ii) an accumulated funding deficiency in excess of $25,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $25,000,000.

         (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $10,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

         Section 10.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Revolving Credit Loans and the Revolving Credit Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Revolving Credit Facility and each of the Revolving Credit
Commitments and any right of the Borrower to request borrowings thereunder; provided that upon the occurrence of an Event of Default specified in Section 10.1(j) or Section 10.1(k), the Revolving Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

         Section 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE 11
                            THE ADMINISTRATIVE AGENT

         Section 11.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof, and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

         Section 11.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         Section 11.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         Section 11.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless such Revolving Credit Note shall have been transferred in accordance with Section
12.10. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Revolving Credit Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Notes.

         Section 11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Section 11.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Revolving Credit Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the
Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         Section 11.7 Indemnification. The Lenders agree to indemnify each of the Agents in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Revolving Credit Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Notes) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the applicable Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Revolving Credit Notes and all other amounts payable hereunder and the termination of this Agreement.

         Section 11.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Revolving Credit Loans made or renewed by it and any Revolving Credit Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         Section 11.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders, with the approval of the Borrower so long as no Default or Event of Default has occurred and is continuing, shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 11 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Section 11.10. Syndication Agent and Documentation Agent. Notwithstanding anything to the contrary contained in this Agreement, neither Crestar Bank in its capacity as Syndication Agent nor SunTrust Bank, Atlanta in its capacity as Documentation Agent shall have any duties or responsibilities whatsoever.

                                   ARTICLE 12
                                  MISCELLANEOUS

         Section 12.1      Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing:

         If to the Borrower:          Richfood Holdings, Inc.
                                      4860 Cox Road
                                      Glen Allen, Virginia 23060
                                      Attention:  John C. Belknap
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                      Telephone No.: (804) 915-6003
                                      Telecopy No.: (804) 915-6010

         With copies to:              Gary E. Thompson, Esquire
                                      Hunton & Williams
                                      951 E. Byrd Street
                                      Richmond, Virginia 23219
                                      Telephone No.:  (804) 788-8787
                                      Telecopy No.:  (804) 788-8218

         If to First Union as         First Union National Bank
          Administrative Agent:       One First Union Center, TW-10
                                      301 South College Street
                                      Charlotte, North Carolina 28288-0608
                                      Attention:  Syndication Agency Services
                                      Telephone No.: (704) 374-2698
                                      Telecopy No.: (704) 383-0288

         With copies to:              Jeffrey M. Gill, Esquire
                                      Mays & Valentine, L.L.P.
                                      1111 East Main Street
                                      Richmond, Virginia 23219
                                      Telephone No.: (804) 697-1200
                                      Telecopy No.:  (804) 697-1339

         If to any Lender: To the address for such Lender set forth on Schedule 1 hereto

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Revolving Credit Loans will be disbursed.

         Section 12.2 Expenses; Indemnity. The Borrower will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Revolving Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless each of the Agents and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the applicable Agent or Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Revolving Credit Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         Section 12.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 12.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by
Section 10.2 and although such Obligations shall be contingent or unmatured.

         Section 12.4 Governing Law. This Agreement, the Revolving Credit Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

         Section 12.5 Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in the City of Richmond, Virginia and the County of Henrico, Virginia in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Revolving Credit Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Revolving Credit Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 12.1. Nothing in this Section 12.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         Section 12.6      Binding Arbitration; Waiver of Jury Trial.


         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, in connection with or relating to the Revolving Credit Notes or any other Loan Document ("Disputes"), between or among parties to the Revolving Credit Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or in connection with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Richmond, Virginia. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted.

         (b) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR
OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         Section 12.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         Section 12.8      Injunctive Relief; Punitive Damages.

         (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute.

         Section 12.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         Section 12.10     Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Revolving Credit Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Revolving Credit Extensions of Credit at the time owing to it and the Revolving Credit Notes held by it); provided that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                  (ii) if less than all of the assigning Lender's Revolving Credit Commitment is to be assigned, the Revolving Credit Commitment so assigned shall not be less than $5,000,000;

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Revolving Credit Note or Notes subject to such assignment;

                  (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC or apply to or qualify the Revolving Credit Loans or the Revolving Credit Notes under the blue sky laws of any state; and

                  (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Revolving Credit Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Revolving Credit Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:

                  (i)      accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and the Borrower; and

                  (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Credit Note or Notes, a new Revolving Credit Note or Notes to the order of such Eligible Assignee in amounts equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit Notes delivered to the assigning Lender. Each surrendered Revolving Credit Note or Notes shall be canceled and returned to the Borrower.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Extensions of Credit and the Revolving Credit Notes held by it); provided that:

                  (i) each such participation shall be in an amount not less than $5,000,000;

                  (ii)  such   Lender's   obligations   under   this   Agreement
(including, without limitation, its Revolving Credit Commitment) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iv) such Lender shall remain the holder of the Revolving Credit Notes held by it for all purposes of this Agreement;

                  (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Revolving Credit Loan, extend the term or increase the amount of the Revolving Credit Commitment, reduce the amount of any fees to which such participant is entitled or extend any scheduled payment date for principal of any Revolving Credit Loan;

                  (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC or apply to or qualify the Revolving Credit Loans or the Revolving Credit Notes under the blue sky laws of any state; and

                  (viii) any such disposition shall not require the Borrower to indemnify or make any additional payment to the participant pursuant to Sections 3.8(c), 3.10 or 3.11 unless such Lender would have been entitled to such indemnity or additional payment.

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 12.10, disclose to the assignee, participant, proposed assignee or proposed participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Revolving Credit Note to any Federal Reserve Bank in accordance with Applicable Law.

         Section 12.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Revolving Credit Loans (including without limitation pursuant to Section 2.6), (b) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or the time or times of payment of interest on any Revolving Credit Loan, (c) reduce the rate of interest or fees payable on any Revolving Credit Loan, (d) reduce the principal amount of any Revolving Credit Loan, (e) permit any subordination of the principal or interest on any Revolving Credit Loan or (f) amend the provisions of this Section 12.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article 11 shall be made without the written consent of the Administrative Agent.

         Section 12.12 Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         Section 12.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

         Section 12.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         Section 12.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         Section 12.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 12.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and all Revolving Credit Commitments shall have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.



                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


                                       RICHFOOD HOLDINGS, INC.,
                                         as Borrower

                                       By: /s/ John C. Belknap
                                             Name: John C. Belknap
                                             Title: Executive Vice President


                                       FIRST UNION NATIONAL BANK,
                                         as Administrative Agent and Lender

                                       By: /s/ Andrew C. Calhoun
                                             Name: Andrew C. Calhoun
                                             Title: Senior Vice President


                [Remainder of this page intentionally left blank]

                                       CRESTAR BANK, as Syndication
                                         Agent and Lender

                                       By: /s/ Brad A. Booker
                                             Name: Brad A. Booker
                                             Title: Senior Vice President


                [Remainder of this page intentionally left blank]

                                       SUNTRUST BANK, ATLANTA, as
                                         Documentation Agent and Lender

                                       By: /s/ Willem-Jan O. Hattink
                                             Name: Willem-Jan O. Hattink
                                             Title: Group Vice President



                                       By: /s/ Dan Kometor
                                             Name: Dan Kometor
                                             Title: Vice President

                [Remainder of this page intentionally left blank]

                                       THE FIRST NATIONAL BANK
                                       OF CHICAGO, as Co-Agent and Lender

                                       By: /s/ Catherine A. Muszynski
                                             Name: Catherine A. Muszynski
                                             Title: Vice President


                [Remainder of this page intentionally left blank]

                                       MELLON BANK, N.A., as Lender

                                       By: /s/ Donald G. Cassidy, Jr.
                                             Name: Donald G. Cassidy, Jr.
                                             Title: First Vice President


                [Remainder of this page intentionally left blank]

                                       MERCANTILE BANK NATIONAL
                                       ASSOCIATION, as Lender

                                       By: /s/ Kirk A. Porter
                                             Name: Kirk A. Porter
                                             Title: Vice President


                [Remainder of this page intentionally left blank]

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Lender

                                       By: /s/ Christopher C. Kuyhardt
                                             Name: Christopher C. Kuyhardt
                                             Title: Vice President


                [Remainder of this page intentionally left blank]

                                       THE BANK OF NEW YORK, as Lender

                                       By: /s/ Paula D. Regan
                                             Name: Paula D. Regan
                                             Title: Vice Pesident


                [Remainder of this page intentionally left blank]

                                       WACHOVIA BANK, N.A., as Lender

                                       By: /s/ Charlene A. Johnson
                                             Name:  Charlene A. Johnson
                                             Title: Senior Vice President


                [Remainder of this page intentionally left blank]


#495954V.3
08927.286





                                                                      Schedule 1


                             LENDERS AND COMMITMENTS



                                                REVOLVING CREDIT                   REVOLVING CREDIT
                LENDER                        COMMITMENT PERCENTAGE                  COMMITMENT
                ------                        ---------------------                  ----------
First Union National Bank
One First Union Center, TW-10
301 South College Street                           27.1428571429%                   $27,142,857.14
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Telephone No.: (704) 383-0281
Telecopy No.: (704) 383-0288

Crestar Bank
919 East Main Street, 22nd Floor
Richmond, Virginia  23219                          13.5714285714%                   $13,571,428.57
Attention:  Patrick Collins
Telephone No.: (804) 782-5449
Telecopy No.: (804) 782-5413

Mellon Bank, N.A.
Mellon Bank Center
1735 Market Street, Room 750                       7.1428571429%                     $7,142,857.14
Philadelphia, Pennsylvania  19103
Attention:  Donald Cassidy
Telephone No.: (215) 553-2065
Telecopy No.: (215) 553-4899

Mercantile Bank National Association
One Mercantile Center, Tram 12-3
St. Louis, Missouri  63101                         5.7142857143%                     $5,714,285.71
Attention:  Kirk A. Porter
Telephone No.: (314) 425-2413
Telecopy No.: (314) 418-8292

Morgan  Guaranty  Trust  Company of New
York
60 Wall Street, 22nd Floor                         7.1428571429%                     $7,142,857.14
New York, New York  10260-0060
Attention:  Patricia Merritt
Telephone No.: (212) 648-6744
Telecopy No.: (212) 648-5336






                                                                      Schedule 1
                                                                     (continued)


                             LENDERS AND COMMITMENTS



                                                REVOLVING CREDIT                   REVOLVING CREDIT
                LENDER                        COMMITMENT PERCENTAGE                  COMMITMENT
                ------                        ---------------------                  ----------
The Bank of New York
One Wall Street, 8th Floor
New York, New York  10286                          7.1428571429%                     $7,142,857.14
Attention:  Paula Regan
Telephone No.: (212) 635-7867
Telecopy No.: (212) 635-1481 or 1483

The First National Bank of Chicago
One First National Plaza
Mail Suite 0086                                    11.4285714286%                   $11,428,571.43
Chicago, Illinois  60670
Attention:  Jonn Runger
Telephone No.: (312) 732-7101
Telecopy No.: (312) 732-1117

SunTrust Bank
25 Park Place, 23rd Floor
Atlanta, Georgia  30303                            13.5714285714%                   $13,571,428.57
Attention:  Brian Peters
Telephone No.: (404) 827-6118
Telecopy No.: (404) 588-8833

Wachovia Bank, N.A.
100 N. Main Street
Winston-Salem, North Carolina                      7.1428571429%                     $7,142,857.14
   27150-7202
Attention:  Southeast Corporate
                  Banking
Telephone No.: (336) 732-5472
Telecopy No.: (336) 732-6935

                                                                 Schedule 5.1(a)


                 JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

                                                                 Schedule 5.1(b)


                         SUBSIDIARIES AND CAPITALIZATION

                                                                 Schedule 5.1(i)


                             EMPLOYEE BENEFIT PLANS

                                                                 Schedule 5.1(l)


                               MATERIAL CONTRACTS

                                                                 Schedule 5.1(m)


                   LABOR AND COLLECTIVE BARGAINING AGREEMENTS

                                                                 Schedule 5.1(t)


                          DEBT AND GUARANTY OBLIGATIONS

                                                                    Schedule 9.3


                                 EXISTING LIENS

                                                                    Schedule 9.6


                       EXISTING RESTRICTIONS ON DIVIDENDS

                                                                       EXHIBIT A

                              REVOLVING CREDIT NOTE

$ _____________________                                       February 27, 1998
                                                              Richmond, Virginia


         FOR VALUE RECEIVED, the undersigned, RICHFOOD HOLDINGS, INC., a corporation organized under the laws of the Commonwealth of Virginia (the
"Borrower"),       promises      to      pay      to      the      order      of
______________________________________________________________  (the  "Lender"),
at the times,  at the place and in the manner  provided in the Credit  Agreement
(as       hereinafter       defined),       the       principal      sum      of
_________________________________________  Dollars ($____________), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender under the Credit Agreement, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article 3 of the Credit Agreement.

         This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 27, 1998, by and among the Borrower, the Lenders parties thereto, First Union National Bank as Administrative Agent, Crestar Bank as Syndication Agent and SunTrust Bank, Atlanta as Documentation Agent (the "Credit Agreement"). The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable with respect to this Note and the mandatory repayment of this Note under certain circumstances.

         The events of default hereunder are the same as those described in the Credit Agreement which are incorporated herein by this reference. In the event of the occurrence of any or all of such events, the entire amount of the principal of this Note together with all accrued interest may automatically become or may be declared immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

         The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of any attorney.

         Presentment, demand, protest and notice of dishonor are hereby waived by all makers and endorsers hereon.

         This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

         IN WITNESS WHEREOF, the Borrower has caused its name to be signed by its duly authorized officer as of the day and year first above written.


                                        RICHFOOD HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                                                       EXHIBIT B

                      NOTICE OF REVOLVING CREDIT BORROWING

                               ---------- --, ----



First Union National Bank
One First Union Center, TW-10
301 South College Street
Charlotte, NC  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Revolving Credit Borrowing is delivered to you under Section 2.2 (a) of the Credit Agreement dated as of February 27, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Richfood Holdings, Inc. (the "Borrower"), the Lenders parties thereto (the "Lenders"), First Union National Bank as Administrative Agent, Crestar Bank as Syndication Agent and SunTrust Bank, Atlanta as Documentation Agent.

         1. The Borrower hereby requests that the Lenders make the Revolving Credit Loans described below.

         2. The Borrower hereby requests that the Lenders make the Revolving Credit Loans in the aggregate principal amount of $_____________. (For LIBOR Rate Loans, complete with an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and for Base Rate Loans, complete with an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof.)

         3. The Borrower hereby requests that the Revolving Credit Loans be made on the following Business Day: _______________. (Complete with a date at least one (1) Business Day after the date of this Notice of Revolving Credit Borrowing for Revolving Credit Loans which are initially to be Base Rate Loans, and at least three (3) Business Days after the date of this Notice of Revolving Credit Borrowing for Revolving Credit Loans which are initially to be LIBOR Rate Loans.)

         4. The Borrower hereby requests that the Revolving Credit Loans initially bear interest at the following interest rate, plus the Applicable Margin, as set forth below: (check one)


                  ______            Base Rate

                  ______            LIBOR Rate

         5. If the Revolving Credit Loans requested are initially to be LIBOR Rate Loans, the Borrower hereby requests the following initial Interest Period with respect thereto: (check one)

                            _______             1 month

                            _______             2 months
                            _______             3 months

                            _______             6 months


         6. The principal amount of all Revolving Credit Loans outstanding after giving effect to the Revolving Credit Loans requested hereby will not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         7. All of the conditions applicable to the Revolving Credit Loans requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date the requested Revolving Credit Loans are made.

         8. No Default or Event of Default exists, and none will exist upon the making of the requested Revolving Credit Loans.

         9. The  representations  and  warranties  of the Borrower  described in
Section 4.3(a) of the Credit Agreement are true and correct in all material respects as of the date hereof and will be true and correct in all material respects after giving effect to the requested Revolving Credit Loans.

         10. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Revolving Credit Borrowing this _____ day of ________________, _____.


                                        RICHFOOD HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                                                       EXHIBIT C


                          NOTICE OF ACCOUNT DESIGNATION



First Union National Bank
One First Union Center, TW-10
301 South College Street
Charlotte, NC  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

         In accordance with the terms of Section 2.2(b) of the Credit Agreement dated February 27, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Richfood Holdings, Inc. (the "Borrower"), the Lenders parties thereto, First Union National Bank as Administrative Agent, Crestar Bank as Syndication Agent and SunTrust Bank, Atlanta as Documentation
Agent, the Borrower hereby designates the following account as the account to which the proceeds of Revolving Credit Loans under the Credit Agreement may be disbursed:

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this _____ day of _______________, 1998.


                                        RICHFOOD HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                                                       EXHIBIT D


                              NOTICE OF PREPAYMENT

                              ---------- --, -----



First Union National Bank
One First Union Center, TW-10
301 South College Street
Charlotte, NC  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Prepayment is delivered to you under Section 2.3(c) of the Credit Agreement dated as of February 27, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Richfood Holdings, Inc. (the "Borrower"), the Lenders parties thereto (the "Lenders"), First Union National Bank as Administrative Agent, Crestar Bank as Syndication Agent and SunTrust Bank, Atlanta as Documentation Agent.

         1. The Borrower hereby gives notice that it will repay Revolving Credit Loans in an aggregate principal amount of $________. (For LIBOR Rate Loans, complete with an amount equal to at least $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and for Base Rate Loans, complete with an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof.)

         2.  The  repayment  will  be  made  on  the  following   Business  Day:
______________ (Complete with a date at least one (1) Business Day after the date of this Notice of Prepayment if the Revolving Credit Loans to be repaid are Base Rate Loans, and at least three (3) Business Days after the date of this Notice of Prepayment if the Revolving Credit Loans to be repaid are LIBOR Rate Loans.)

         3. The Revolving Credit Loans to be repaid are: (check one or more).

                 Base Rate Loans in the amount of $____________

                  LIBOR Rate Loans in the amount of $__________

         4. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment this ____ day of __________________, ______.



                                        RICHFOOD HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                                                       EXHIBIT E


                        NOTICE OF CONVERSION/CONTINUATION
                               ---------- --, ----



First Union National Bank
One First Union Center, TW-10
301 South College Street
Charlotte, NC  23288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Conversion/Continuation is delivered to you under Section 3.2 of the Credit Agreement dated as of February 27, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Richfood Holdings, Inc. (the "Borrower"), the Lenders parties thereto (the "Lenders"), First Union National Bank as Administrative Agent, Crestar Bank as Syndication Agent and SunTrust Bank, Atlanta as Documentation Agent.

         1. This Notice of Conversion/Continuation is submitted with respect to Revolving Credit Loans for the purpose of:

         (a) [Converting] [continuing] a ________ Loan [into] [as] a ________ Loan.1

         (b) The aggregate outstanding principal balance of such Revolving Credit Loans is $_______________.2

         (c) The last day of the current Interest Period for such Revolving Credit Loans is __________ __, _____.3

         (d) The principal amount of such Revolving Credit Loan to be [converted] [continued] is $____________.4

         (e)      The   requested    effective   date   of   the    [conversion]
                  [continuation] of such Revolving Credit Loans is __________ __, _____.5

         (f) The requested Interest Period applicable to the [converted] [continued] Loan is _______________.6

         2. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Revolving Credit Loans requested herein.

         3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation this ______ day of _______________, ____.


                                        RICHFOOD HOLDINGS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------


1. Delete the brackets and the bracketed language as appropriate and insert "Base Rate" or "LIBOR Rate," as applicable, in each blank.

2.       Insert the amount of the applicable Loans.

3. Insert applicable date for any LIBOR Rate Loan being converted or continued.

4.       Complete  with an amount in  compliance  with Section 3.2 of the Credit
         Agreement.

5. Delete the brackets and bracketed language as appropriate, and complete with a Business Day at least one (1) Business Day after the date of this Notice for a continuation of or conversion to a Base Rate Loan and at least three (3) Business Days after the date of this Notice for a continuation of or conversion to a LIBOR Rate Loan.

6. Complete for any LIBOR Rate Loan with an Interest Period in compliance with the definition of Interest Period contained in the Credit Agreement.

                                                                       EXHIBIT F




                        OFFICER'S COMPLIANCE CERTIFICATE


         Reference is made to the Credit Agreement dated as of February 27, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Richfood Holdings, Inc. (the "Borrower"), the Lenders parties thereto (the "Lenders"), First Union National Bank as Administrative Agent, Crestar Bank as Syndication Agent and SunTrust Bank, Atlanta as Documentation Agent. Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.


         Pursuant to Section 6.2 of the Credit Agreement, ______________, the duly authorized ____________________ of the Borrower, hereby certifies to the Administrative Agent and each of the Lenders that the information contained below is true, accurate and complete for the four-quarter period ending ______________ __, ____, or as of such date, as applicable, and that as of such date no Default or Event of Default has occurred and is continuing:


                  Leverage Ratio:





                  Fixed Charge Coverage Ratio:








                  [Other Negative Covenants:]



                                        ---------------------------------------
                                                   (Officer's Signature)

                                                                       EXHIBIT G


                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement dated as of February 27, 1998 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Richfood Holdings, Inc. (the "Borrower"), the Lenders parties thereto (the "Lenders"), First Union National Bank as Administrative Agent, Crestar Bank as Syndication Agent and SunTrust Bank, Atlanta as Documentation Agent. Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

      ________________________________________________________  (the "Assignor")
and  ___________________________________________________  (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a _____% interest (the "Assigned Interest") in and to the Assignor's Revolving Credit Commitment under the Credit Agreement and the Assignor thereby retains _____% of its interest therein (the "Retained
Interest"). This Assignment and Acceptance is entered pursuant to, and authorized by, Section 12.10 of the Credit Agreement.

         2. The Assignor (a) represents that, as of the date hereof, (i) its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement, and (ii) the outstanding balance of its Revolving Credit Loans (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement, are each set forth in Section 2 of Schedule I hereto; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under the Credit Agreement or any other Loan Document; and (d) attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrower exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

      Revolving Credit Note
      Payable to the Order of:                         Principal Amount of Note:

-----------------------------------                         $---------------
-----------------------------------                         $---------------

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) agrees that it will keep confidential all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with Section 12.10(g) of the Credit Agreement.

         4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent [and the Borrower] for consent thereby and acceptance and recording in the Register.

         5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments with respect to the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.


                                    ASSIGNOR

                                    -------------------------------------------
                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------
                                    ASSIGNEE

                                    -------------------------------------------
                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


Consented to and Accepted:

FIRST UNION NATIONAL BANK,
   as Administrative Agent


By:
   ----------------------------------------
Title:
      -------------------------------------

[RICHFOOD HOLDINGS, INC.

By:
   ----------------------------------------
Title:
      -------------------------------------

                     SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE




         1.   Effective Date:  ________________ __, ____


         2.   Assignor's Revolving Credit Commitment              $____________


              Assignor's Outstanding Revolving Credit Loans       $____________